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                                                                   EXHIBIT 10.38

                                 LOAN AGREEMENT

      This Loan Agreement (this "AGREEMENT") is made as of September 1, 2000 (the "EFFECTIVE DATE"), by and between Exult, Inc., a Delaware Corporation (the "COMPANY") and Richard Jones ("JONES").

      A. The Company's subsidiary Exult Ltd and Jones have entered into that certain employment letter (as amended from time to time, the "EMPLOYMENT AGREEMENT") dated July 28, 2000, pursuant to which Jones is being employed by Exult Ltd.

      B. In connection with Jones's employment with Exult Ltd, the Company desires to provide a loan to Jones, and Jones desires to accept such loan, on the terms set forth in this Agreement.

      Therefore, in consideration of the foregoing premises and the covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by the parties to this Agreement, the Company and Jones agree as follows:

      1. MAXIMUM POTENTIAL BORROWING. Pursuant to the terms of this Agreement, the Company will make loan funds available to Jones in the amount of up to 342,000 British pounds sterling (the "MAXIMUM POTENTIAL BORROWING" or "MPB").

      2. AVAILABLE FUNDS; DRAWS. The MPB will be made available by the Company for borrowing by Jones in five tranches on the following dates (each a "TRANCHE DATE"): the first tranche will become available concurrently with execution and delivery of this Agreement; the second tranche will become available on January 1, 2001; the third tranche will become available on July 1, 2001; the fourth tranche will become available on January 1, 2002; and the fifth tranche will become available on July 1, 2002. The amount of the MPB that will become available for borrowing on each Tranche Date will be one-fifth of the MPB. At the time that portions of the MPB become available for borrowing by Jones pursuant to this Section 2, such funds shall become "AVAILABLE FUNDS" for purposes hereof. Subject to the terms and conditions of this Agreement, Jones may borrow any or all of the Available Funds from time to time in one or more installments (each such borrowing a "DRAW"), provided that Jones complies with the terms and conditions of this Agreement. Draws may be effected by written notice from Jones to the Company at least ten days before the date of the Draw.

      3. LOAN AMOUNT; INTEREST.

      (a) The "LOAN" under this Agreement will consist of all Draws together with interest accrued thereon as provided by this Agreement. The Loan shall be reduced from time to time by any amounts repaid to the Company by or on behalf of Jones, including by application of any amounts otherwise payable by the Company or any of its affiliates to Jones but withheld in satisfaction of indebtedness of Jones hereunder. The Loan shall be increased from time to time by any additional Draws made by Jones. Each Draw shall bear interest at a rate of 6.25% per annum, compounded annually, or if higher, the "official rate" as declared by UK Inland Revenue at the time of that Draw.
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      (b) The Company shall maintain reasonably adequate records reflecting the balance of the Loan and all adjustments thereto as a result of additional Draws or payments. Such records shall be dispositive of the amount of the Loan, absent manifest error. Jones shall have the right to inspect such records upon reasonable notice to the Company.

      4. LIMITATIONS AND CONDITIONS TO DRAWS. Jones may not draw any funds that are not Available Funds, and the aggregate amount of all Draws at any time may not exceed the total amount of the MPB that has become Available Funds as of that time. Amounts previously borrowed may not be reborrowed, notwithstanding prior repayment. At any time that Jones desires to draw Available Funds, Jones must be an employee in good standing with Exult Ltd at such time and be in compliance with all written policies put in place by the Company and Exult Ltd from time to time (subject to provisions of the Employment Agreement that may supersede those policies). Draws may be made only for purposes of funding payments of income taxes payable by Jones. Jones shall sign a receipt in a form reasonably satisfactory to the Company evidencing his receipt of each Draw.

      5. REPAYMENT OF LOAN. Subject to the limitations in connection with the termination of Jones's employment with Exult Ltd set forth in Section 6 below, Jones will be obligated to repay the Loan in four increments as follows: one-fourth of the then outstanding Loan balance on January 30, 2002, one-third of the then outstanding Loan balance on January 30, 2003, one-half of the then outstanding Loan balance on January 30, 2004; and the balance of the then outstanding Loan balance on January 30, 2005. Each such date is a "PAYMENT DATE" for purposes hereof. On any Payment Date, Jones shall pay the portions of the Loan outstanding for the longest period of time first. Jones may repay in full or in part at any time and from time to time without premium or penalty, provided that all payments made hereunder will first be applied to any accrued and unpaid interest outstanding on the date of such payment. Jones may in his discretion apply any amounts owed to him by the Company or any of its affiliates by offset to reduce his indebtedness on the Loan.

      6. OBLIGATIONS IN CONNECTION WITH TERMINATION OF EMPLOYMENT.

      (a) If Jones resigns his employment, or if his employment is terminated by the Company for misconduct or cause, or upon his disability (as such terms are defined in the Employment Agreement or the Employment Handbook) or upon his death, then (i) Jones may not make any further Draws and any rights Jones has to receive any Available Funds not yet advanced shall be extinguished and of no further force and effect, and (ii) all amounts drawn and not previously paid, and accrued unpaid interest thereon, will be due and payable upon demand by the Company.

      (b) If Jones's employment is terminated by the Company without cause or misconduct, as such term is defined in the Employment Agreement or the Employment Handbook, (i) all amounts drawn from Available Funds not previously paid and accrued unpaid interest thereon will be due and payable on the first anniversary of the date of termination of employment, and (ii) Jones may not make any further Draws and any


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rights Jones has to receive any Available Funds not yet advanced shall be extinguished and of no further force and effect.

      7. RECOURSE. Until repaid, the Loan shall be full recourse to Jones and his estate and Jones shall be personally liable for all principal and interest that may become payable pursuant to this Agreement. The Company may (but will not be obligated to), without limiting other remedies, reduce any repayment obligation Jones may incur by retaining amounts otherwise payable to Jones by the Company or Exult Ltd or shares otherwise issuable to Jones valued at fair market value on the date so issuable.

      8. TAXES. Jones shall be responsible for, and shall pay in compliance with applicable law and without any assistance from the Company or any of its affiliates, all taxes that may become due and payable to any taxing authority as a result of or in connection with this Agreement or any transaction hereunder. If the Company or any of its affiliates is required to withhold any amounts or to make any tax payments in respect of consideration provided by the Company or any of its affiliates, such amounts may be deducted from any amounts otherwise payable by the Company or any of its affiliates to Jones. Jones has sought his own advice regarding this Agreement and its tax and other consequences, and acknowledges that the Company and its affiliates have not provided any tax or other advice or representations concerning this Agreement or the transactions hereunder.

      9. ASSIGNMENT. Jones may not transfer this Agreement or assign his rights or obligations hereunder without the express written consent of the Company. Subject to the foregoing, the rights and obligations of Jones and the Company under this Agreement shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      10. WAIVER. Diligence, presentment, protest, demand, dishonor, nonpayment, and notice of every kind are waived by all makers, sureties, guarantors, and endorsers of this Agreement, to the fullest extent permitted by applicable law. To the fullest extent permitted by law, the defense of the statute of limitations is waived by Jones. Notwithstanding the foregoing, the waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any later breach of that provision.

      11. REMEDIES. No delay or omission on the part of the Company or Jones in exercising any right or remedy under this Agreement or applicable law will operate as a waiver of such right or remedy or of any other right or remedy. No single or partial exercise of any power under this Agreement or applicable law will preclude other or further exercise thereof or the exercise of any other power. All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.


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      12. AMENDMENT. No provision of this Agreement may be amended, waived or modified except by written agreement of Jones and the Company, except that Jones and any sureties or guarantors of the Loan consent to all extensions without notice for any period or periods of time and to the acceptance of partial payments before or after maturity, and to the acceptance, release, and substitution of security, all without prejudice to the Company. The Company will have the right to deal in any way, at any time, with Jones, or with any surety or guarantor hereof, without notice to any other party, and to grant any such party any extensions of time for payment of any of the indebtedness hereunder, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the liability of any such party.

      13. USURY. All agreements between Jones and the Company are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, will the amount paid or agreed to be paid to the Company for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any other agreement or guaranty securing this Agreement, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then the obligation to be fulfilled will be reduced to the limit of such validity. Furthermore, if, from any circumstances whatsoever, the Company ever receives as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest will be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision controls every other provision of all agreements between Jones and the Company.

      14. OTHER OBLIGATIONS. Performance under this Agreement is not intended and is not to be construed as an accord and satisfaction or other release or discharge of any obligations or indebtedness of Jones to the Company or any of its affiliates not otherwise evidenced specifically.

      15. NOTICES. Any notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or if deposited with a reputable delivery service, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof with a reputable delivery service guarantying delivery within 48 hours mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

         To the Company:   Exult, Inc.
                           4 Park Plaza, Suite 1000
                           Irvine, California  92614
                           Attention:  Chief Executive Officer
                           With a copy to:  General Counsel


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         To Jones:         Richard Jones
                           At his address of record as maintained in the Company's employment files

Any party may change its address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this paragraph.

      16. GOVERNING DOCUMENTS. This Agreement and the Employment Agreement constitute the entire agreement and understanding of the Company and Jones with respect to the subject matter hereof and supersedes all prior and contemporaneous written or verbal agreements and understandings between Jones and the Company relating to such subject matter. This Agreement may only be amended by written instrument signed by Jones and an authorized officer of the Company. Any and all prior agreements, understandings or representations relating to the transactions contemplated herein are terminated and cancelled in their entirety and are of no further force or effect.

      17. GOVERNING LAW; SEVERABILITY. The provisions of this Agreement will be construed and interpreted under the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. If any provision of this Agreement as applied to any party or to any circumstance is adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

      18. VENUE; WAIVER. Any and all actions that arise in connection with this Agreement or the Loan shall be brought in the appropriate Federal or State court located in Orange County California. JONES WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, AND ANY RIGHT JONES MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON-CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT HEREUNDER.


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      19. COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the Effective Date.


                                        EXULT, INC.


                                        By:
------------------------------------       -------------------------------------
  RICHARD H. JONES                         Name:  James C. Madden, V
                                           Title: Chief Executive Officer


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